Exhibit 4.3

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Second Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of July 10, 2014 (the “Effective Date”) by and among Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and each of the Holders named on Exhibit A hereto. This Agreement amends, restates and replaces in its entirety the Amended and Restated Registration Rights Agreement dated as of April 8, 2013 among the Company and the Holders, as amended by the First Amendment thereto dated as of March 27, 2014 (the “Original Agreement”).

WHEREAS, the Company and the Holders desire to set forth their agreement with respect to certain registration rights and related matters;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions

Unless otherwise defined herein, as used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“As-Converted Basis” means, at any time, a basis assuming that all Warrants have been exercised and all shares of Preferred Stock (including shares of Preferred Stock issuable upon exercise of Warrants) have been converted into shares of Common Stock at the exercise and conversion rates then in effect.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.D. (or other successor or appropriate instruction) of such form.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company, $0.01 par value per share.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Convertible Notes” means $375 million principal amount of the Company’s 8.0% Convertible Subordinated Notes due 2019 to be issued on or about July 22, 2014 pursuant to an Indenture to be dated as of July 22, 2014 between the Company and U.S. Bank National Association, as trustee.

“Convertible Notes Offering” means the initial offering of the Convertible Notes pursuant to the Purchase Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Holder” means any Stockholder, any Warrantholder and any Person to whom rights hereunder are assigned in accordance with Section 9 for so long as any such Person continues to own Registrable Common Stock. Exhibit A hereto sets forth the name and address of each Holder and the number of Shares and Warrants held by each Holder. The Company shall revise Exhibit A from time to time to reflect changes in the information set forth thereon, but the failure of the Company so to revise Exhibit A shall not affect the rights and obligations of the Holders and the Company hereunder.

“Initiating Holder(s)” has the meaning set forth in Section 2(a).

“Original Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Permitted Free Writing Prospectus” has the meaning set forth in Section 3.

“Person” means any individual or Entity.

“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.

“Prospectus” has the meaning set forth in Section 5(a).

“Purchase Agreement” means the Purchase Agreement dated July 10, 2014 between the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Global Hunter Securities, LLC/Seaport Group Securities, LLC, as representatives of the initial purchasers named therein, with respect to the Convertible Notes.

“Qualified PO” has the meaning ascribed to such term in the Stockholders Agreement.

“Registering Holder” means any Holder of Registrable Common Stock giving the Company a notice pursuant to Section 2 or Section 3 hereof requesting that Registrable Common Stock owned by it be included in a proposed registration.

“Registrable Common Stock” means (i) the shares of Common Stock owned by the Holders on the date hereof, (ii) the shares of Common Stock issuable upon the conversion of shares of Preferred Stock issuable upon the exercise of Warrants owned by the Holders, and (iii) any shares or other securities issued in respect of such shares of Common Stock or issuable upon conversion of such shares of Preferred Stock because of or in connection with any stock dividend, stock distribution, stock split or purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to such shares of Registrable Common Stock, other than any such shares (a) transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not assigned pursuant to Section 9 or issuable upon the exercise and/or conversion of any Warrants or shares of Preferred Stock transferred in such a transaction, (b) sold pursuant to an effective registration statement under the Securities Act, or (c) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144 or a successor thereto) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. Shares of restricted Common Stock issued to Stockholders under the Company’s 2012 Stock Incentive Plan shall constitute Registrable Common Stock upon the vesting of such restricted Common Stock in accordance with the terms of the awards of such restricted Common Stock and the 2012 Stock Incentive Plan. All references herein to “Holders of Registrable Common Stock,” “ownership of Registrable Common Stock” or “outstanding Registrable Common Stock” or similar references shall be deemed to include Registrable Common Stock that would be outstanding on an As-Converted Basis.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, accountants’ fees and expenses including those related to any special audits incident to or required by any such registration and the reasonable fees and disbursements of one special legal counsel to represent all of the Holders together.

“Registration Statement” has the meaning set forth in Section 5(a).

“Rule 144” has the meaning set forth in Section 8.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Holders.

“Series A Preferred Stock” means the Series A Mandatorily Convertible Preferred Stock of the Company.

“Series B Preferred Stock” means the Series B Mandatorily Convertible Preferred Stock of the Company.

“Shelf Registration Statement” shall mean a registration statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the

Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering shares of Registrable Common Stock.

“Stockholder” means any record holder of shares of Common Stock or Preferred Stock that is a party to this Agreement.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated the date hereof among the Company and the Holders, as amended and supplemented from time to time.

“Violation” has the meaning set forth in Section 7(a).

“Warrantholder” means any record holder of Warrants that is a party to this Agreement.

“Warrants” means the warrants to purchase Series A Preferred Stock or Series B Preferred Stock issued pursuant to the Note Purchase Agreement dated as of April 8, 2013 among the Company, as Issuer, Cortland Capital Market Services LLC, as administrative agent for the Holders named therein and the Holders named therein, as amended, supplemented or otherwise modified prior to the date hereof.

“WKSI,” or a well-known seasoned issuer, has the meaning set forth in Rule 405 under the Securities Act.

Section 2. Demand Registration Rights

(a) General. If the Company shall receive from any Holder(s) holding at least 20% of the then outstanding shares of Registrable Common Stock, at any time after 180 days after the date of the completion of an Qualified PO, a written request that the Company file a registration statement with respect to any of such Holder’s shares of Registrable Common Stock (the sender(s) of such request or any similar request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as soon as reasonably practicable (and in any event within sixty (60) days after the date such request is given by the Initiating Holders), the registration under the Securities Act of the offer and sale of all shares of Registrable Common Stock that the Holders request to be registered. Notwithstanding anything to the contrary in this Agreement, the Initiating Holders may request that the Company register the sale of such Registrable Common Stock on an appropriate form, including a Shelf Registration Statement (so long as the Company is eligible to use Form S-3) and, if the Company is a WKSI, an Automatic Shelf Registration Statement. The Company shall not be obligated to take any action to effect any such registration:

(i) after it has effected five such registrations pursuant to this Section 2, and such registrations have been declared or ordered effective;

(ii) within six months after a registration pursuant to this Section 2 that has been declared or ordered effective;

(iii) during the period starting with the date 60 days prior to its good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration pursuant to which Holders would have piggyback registration rights pursuant to Section 3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv) where the anticipated aggregate offering price of all securities included in such offering is less than (A) $10,000,000, in the event such registration is effected through the filing of a Registration Statement on Form S-1 (or any successor form under the Securities Act), or (B) $5,000,000, in the event such registration is effected through the filing of a Registration Statement on Form S-3 (or any successor or other form under the Securities Act other than Form S-1); or

(v) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its equity holders for such registration statement to be filed at the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holder(s), provided that the Company shall not defer its obligation in this manner more than once in any twelve month period.

(b) Underwriting. In the event that the Initiating Holders elect to conduct an underwritten offering of Registrable Common Stock pursuant to a registration statement filed pursuant to paragraph (a) of this Section 2, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Registering Holders holding a majority of the shares of Registrable Common Stock requested to be included in such registration and underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Registering Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Common Stock that may be included in the registration and underwriting shall be allocated among all Registering Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Common Stock requested by such Registering Holders to be included in such registration and underwriting.

If any Holder of Registrable Common Stock disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holder(s). If by the withdrawal of such Registrable Common Stock a greater number of shares of Registrable Common Stock held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Common Stock in the registration the right to include additional Registrable Common Stock in the same proportion used in determining the shares that may be included pursuant to the first paragraph of this Section 2(b). If the underwriter has not limited the number of shares of Registrable Common Stock to be underwritten, the Company may include securities for its own account if the underwriter so agrees and if the number of shares of Registrable Common Stock which would otherwise have been included in such registration and underwriting will not thereby be limited.

Section 3. Piggyback Registrations

(a) General. If, at any time or from time to time after the date of the completion of an Qualified PO, the Company shall determine to register the offer and sale of any of its securities for its own account or the account of a stockholder or stockholders exercising their respective demand registration rights (other than a registration pursuant to Section 2 or a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) in connection with an underwritten offering of its securities for cash on a form which would permit the registration of Registrable Common Stock, the Company will:

(i)	promptly (and in any event no later than twenty (20) days prior to the filing of any Registration Statement in connection with such offering) give to each Holder written notice thereof; and

(ii) include in such registration and in the underwriting involved therein, all the Registrable Common Stock specified in a written request or requests, made within ten days after giving of such written notice by the Company, by any Holders (except that (A) if the underwriter determines that marketing factors require a shorter time period and the Company so informs each Holder in the applicable written notice, such written request or requests must be made within five days and (B) in the case of an “overnight” offering or a “bought deal,” such written request or requests must be made within one Business Day), except as set forth in Section 3(b); provided, however, that the Company may withdraw any registration statement described in this Section 3 at any time before it becomes effective, or postpone or terminate the offering of securities under such registration statement, without obligation or liability to any Holder.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Common Stock through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, in connection with a registration under Section 3(a), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Registering Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Common Stock that may be included in the registration and underwriting shall be allocated among all Registering Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Common Stock requested by such Registering Holders to be included in such registration and underwriting, or, if so determined by the underwriter, all Registrable Common Stock shall be excluded from such registration and underwriting; provided, however, that in no event shall the amount of securities of the Registering Holders included in the offering be reduced unless the amount of securities of all other selling equity holders included in the offering are proportionately reduced.

If any Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If, in connection with a registration under Section 3(a), by the withdrawal of such Registrable Common Stock a greater number of shares of Registrable Common Stock held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Common Stock in the registration the right to include additional shares of Registrable Common Stock in the same proportion used in determining the shares that may be included pursuant to the first paragraph of this Section 3(b).

Section 4. Selection of Counsel; Registration Expenses

(a) The Holders of a majority of the shares of Registrable Common Stock included in any registration pursuant to Section 2 or 3 hereof shall have the right to designate legal counsel to represent all of the Holders in connection therewith.

(b) All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Section 2 or 3 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so sold.

Section 5. Further Obligations

(a) In connection with any registration of the offer and sale of shares of Registrable Common Stock under the Securities Act pursuant to this Agreement, the Company will consult with the Registering Holders concerning the form of underwriting agreement (and shall provide to each Registering Holder the form of underwriting agreement prior to the Company’s execution thereof) in the case of an underwritten offering and shall provide to each Registering Holder and its representatives such other documents (including correspondence with the Commission with respect to the registration statement and the related securities offering) as such Registering Holder shall reasonably request in connection with its participation in such registration. The Company will furnish to each Registering Holder as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto or any prospectus forming a part of such Registration Statement (including any preliminary prospectus and any amendments or supplements thereto, the “Prospectus”), upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Registering Holder the opportunity to object to any information pertaining to such Registering Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Registering Holder with respect to such information prior to filing such document. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Common Stock held by any Registering Holder pursuant to its obligations under this Agreement, the Company will:

(i) prepare and file with the Commission such Registration Statement with respect to such Registrable Common Stock, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective until the Registering Holders have completed the distribution described in such Registration Statement or until all shares of Registrable Common Stock covered by such Registration Statement have ceased to be Registrable Common Stock;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii) promptly notify the Registering Holders and the managing underwriters, if any, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) use reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v) if requested by the managing underwriters or a Registering Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Holders holding a majority of the Registrable Common Stock being sold by Registering Holders agree should be included therein relating to the sale of such Registrable Common Stock, including without limitation information with respect to the amount of Registrable Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Common Stock to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi) furnish to such Registering Holder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) (provided, however, that any such document made available by the Company through EDGAR shall be deemed so furnished);

(vii) deliver to such Registering Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto and any Permitted Free Writing Prospectus as such persons or entities may reasonably request;

(viii) prior to any public offering of Registrable Common Stock, register or qualify or cooperate with the Registering Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Common Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so required to be qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix) cooperate with the Registering Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least one Business Day prior to any sale of Registrable Common Stock to the underwriters;

(x) if any fact described in subparagraph (iii)(E) above exists, promptly prepare and file with the Commission a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that the Registration Statement and the Prospectus, as thereafter delivered to the purchasers of the Registrable Common Stock being sold thereunder, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) cause all Registrable Common Stock covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xii) provide a transfer agent and registrar and a CUSIP number for all Registrable Common Stock included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xiii) enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Common Stock, including customary participation of management;

(xiv) in the case of an underwritten offering, use its commercially reasonable efforts to furnish or cause to be furnished to the Registering Holders and the underwriters a signed counterpart, addressed to the Registering Holders and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; (ii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing under the underwriting agreement, signed by the independent registered public accounting firm that has certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities, and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings, provided that, to be an addressee of the comfort letter, the Registering Holders may be required to confirm that they are in the category of persons to whom a comfort letter may be delivered in accordance with applicable accounting literature; and (iii) a “comfort” letter, dated the date of the underwriting agreement and the date of each closing under the underwriting agreement, signed by the independent petroleum engineering firm that has evaluated the Company’s oil and gas reserves included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of its evaluation of such oil and gas reserves, as are customarily covered in engineers’ letters delivered to underwriters in underwritten public offerings of securities, and such other related matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings; and

(xv) make available for inspection by a representative of the Registering Holders whose Registrable Common Stock is being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Registering Holders or underwriter, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are reasonably determined by the Company to be, and are designated by the Company in writing as, confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order.

(b) Notwithstanding anything to the contrary in this Agreement, to the extent the Company is a WKSI, at the time any Registrable Common Stock is registered pursuant to Section 2 hereof, and the Initiating Holders so request, the Company shall file an Automatic Shelf Registration Statement which covers those shares of Registrable Common Stock which are requested to be registered within five Business Days after receipt of such request. If the Company does not pay the filing fee covering the shares of Registrable Common Stock at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the shares of Registrable Common Stock are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall file a new Automatic Shelf Registration Statement covering the shares of Registrable Common Stock. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to file a new Shelf Registration Statement on Form S-3 (or amend the Automatic Shelf Registration Statement to a form that the Company is eligible to use) and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 5(a)(iii)(B) through Section 5(a)(iii)(E), such Holder will immediately discontinue disposition of shares of Registrable Common Stock pursuant to the applicable Shelf Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such shares of Registrable Common Stock at the time of receipt of such notice.

Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Common Stock, in each case without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by, or any Free Writing Prospectus prepared by or on behalf of or otherwise used or referred to by, the Company or the underwriters, as the case may be, is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus (as defined in Rule 433 of the Securities Act), including in respect of timely filing with the Commission, legending and record keeping.

Section 6. Further Information Furnished by Holders

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 through 5 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Common Stock held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the offer and sale of their Registrable Common Stock.

Section 7. Indemnification

In the event any shares of Registrable Common Stock are included in a registration statement under Section 2 or 3:

(a) The Company will indemnify and hold harmless each Holder, each of the officers, directors, managers, shareholders, members, partners, employees and agents of each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any Permitted Free Writing Prospectus; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each such Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

(b) To the extent permitted by law, each Holder will, if shares of Registrable Common Stock held by such Person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act and any other Holder selling securities in such registration statement and each of its officers, directors, managers, shareholders, members, partners, employees and agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such other Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person may became subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, officer, director, manager, shareholder, member, partner, employee, agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 7 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage or liability that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation; and in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and the Holders under this Section 7 shall survive completion of any offering of Registrable Common Stock pursuant to a registration statement, the expiration of any rights hereunder and the termination of this Agreement.

Section 8. Rule 144 Reporting

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees, after the date of an Qualified PO, to:

(a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to any Holder, forthwith upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (provided, however, that any such report or document described in this subsection (ii) made available by the Company through EDGAR shall be deemed so furnished), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

Section 9. Assignment of Rights

For so long as this Agreement is in effect, the rights to cause the Company to register Registrable Common Stock pursuant to Section 2 or 3 may only be assigned to (i) a person referred to in clauses (a) - (e) of clause (2) of the definition of Permitted Transfer in the Stockholders Agreement or (ii) any other assignee that will hold 5% or more of the issued and outstanding shares of Common Stock on an As-Converted Basis following such assignment, without the prior consent of the Company. Subject to the foregoing, any assignment pursuant to this Section 9 shall be conditioned upon written notice to the Company identifying the name and address of the assignee and any other material information as to the identity of such assignee as may be reasonably requested and to compliance with the Stockholders Agreement to the extent applicable. Notwithstanding anything to the contrary contained in this Section 9 but subject to the terms of the Stockholders Agreement and the Warrants, any Holder may elect to transfer all or a portion of its shares of Registrable Common Stock, Warrants or shares of Preferred Stock to any third party (to the extent such transfer is otherwise permissible) without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to such shares of Registrable Common Stock and the shares of Registrable Common Stock issuable upon the exercise and/or conversion of such Warrants or shares of Preferred Stock so transferred shall cease and terminate.

Section 10. Amendment of Registration Rights

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of 75% of the then outstanding Registrable Common Stock. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company; provided, however, that no such amendment that materially and adversely affects the rights of any Holder shall be binding on such Holder without such Holder’s written consent. Notwithstanding the foregoing, the Company may, without the consent of any Holder, amend this Agreement solely for the purpose of adding as a Holder party to this Agreement, and granting to such person the registration rights provided hereunder, any person who acquires shares of capital stock of the Company or securities exercisable or exchangeable for or convertible into shares of capital stock of the Company prior to the consummation of an Qualified PO.

Section 11. Expiration, Termination and Delay of Registration

(a) A Holder’s registration rights hereunder shall expire at such time as all shares of Registrable Common Stock held by such Holder cease to be Registrable Common Stock.

(b) The Company shall have no further obligations pursuant to this Agreement at such time as no shares of Registrable Common Stock are outstanding after their original issuance; provided, that the Company’s obligations under Sections 4, 7 and 14 (and any related definitions) shall remain in full force and effect following such time.

(c) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 12. Limitations on Subsequent Registration Rights

From and after the date hereof, the Company may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not materially more favorable, registration rights to those granted to the Holders hereby. Notwithstanding the foregoing, the Company may, without the consent of any Holder, enter into a registration rights agreement with the initial purchasers of the Convertible Notes in the Convertible Notes Offering providing for registration rights with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes consistent with the terms described in the Offering Memorandum for the Convertible Notes Offering dated July 10, 2014.

Section 13. “Market Stand-off” Agreement

Each Holder hereby agrees that it will not, to the extent requested by the Company and any underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Common Stock, except securities included in such registration, during a period, not to exceed 180 days, following the date of the final prospectus for a firm commitment underwritten offering of Common Stock by the Company, and it will enter into agreements with the managing underwriters, if any, in connection with any such sale to give effect to the foregoing; provided, however, that all other Persons with registration rights (whether or not pursuant to this Agreement) and all executive officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Common Stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

Section 14. Miscellaneous

(a) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

Energy & Exploration Partners, Inc.

Attn: General Counsel

Two City Place, Suite 1700

100 Throckmorton

Fort Worth, Texas 76102

If to any Holder of Registrable Common Stock, to such Person’s address as set forth on the records of the Company.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Common Stock. This Agreement supersedes all prior written or oral agreements and understandings between the parties with respect to such subject matter.

(g) Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Common Stock is required hereunder, Registrable Common Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h) Termination. This Agreement shall terminate when no shares of Registrable Common Stock remain outstanding; provided that Sections 4 and 7 and this Section 14 shall survive any termination hereof.

(i) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Common Stock for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(j) Effectiveness of Agreement. This Agreement is effective as of the Effective Date. Notwithstanding the foregoing or anything herein to the contrary, if the Convertible Notes Offering is not consummated under the Purchase Agreement for any reason by July 25, 2014 or the Convertible Notes Offering is terminated or abandoned prior to such date, then this Agreement shall be of no force or effect, and the Original Agreement shall continue in full force and effect as if this Agreement had not been entered into.

[Signatures on Following Pages]

EXECUTED and delivered on the date first above written.

ENERGY & EXPLORATION PARTNERS, INC.

By:	/s/ B. Hunt Pettit
Name: B. Hunt Pettit
Title: President and Chief Executive Officer

H PETTIT HC, INC.

By:	/s/ B. Hunt Pettit
Name: B. Hunt Pettit
Title: President and Secretary

Signature Page to Second Amended and Restated Registration Rights Agreement

Oso + Toro Multi Strategy Fund Series Interests of the SALI Multi-Series Fund II 3(c)(1), L.P.

By:	SALI Fund Management, LLC
Its:	Investment Manager

	By:	/s/ Thomas A. Nieman
Name: Thomas A. Nieman
Its: Chief Financial Officer

Signature Page to Second Amended and Restated Registration Rights Agreement

Oso + Toro Multi Strategy Fund (Tax Exempt) Segregated Portfolio of SALI Multi-Series Fund SPC, Ltd.

By:	SALI Fund Partners, LLC
Its:	General Partner

	By:	/s/ Thomas A. Nieman
Name: Thomas A. Nieman
Its: Chief Financial Officer

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Carl Lasner
Carl Lasner

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Jason Roberts
Jason Roberts

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Zachary Burk Lowe
Zachary Burk Lowe

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Janice Boswell
Janice Boswell

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Laura Pettit
Laura Pettit

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Matthew F. Ledbetter
Matthew F. Ledbetter

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Amber Boswell
Amber Boswell

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Brian Nelson
Brian Nelson

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ David Patty
David Patty

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Robert Karpman
Robert Karpman

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Tom McNutt
Tom McNutt

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Scott Burk
Scott Burk

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ John Richards
John Richards

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Jim Howe
Jim Howe

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Chase Hanna
Chase Hanna

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Chad Galloway
Chad Galloway

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Lawrence B. Van Ingen
Lawrence B. Van Ingen

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Steve Wilson
Steve Wilson

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Cody Smith
Cody Smith

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ John Foster Pettit, Jr.
John Foster Pettit, Jr.

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Elizabeth Pettit LaVaccare
Elizabeth Pettit LaVaccare

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ Pamela Noelle Pennington
Pamela Noelle Pennington

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ TOM McNUTT
TOM McNUTT, as Trustee of the SYLVIA SIGNOR FAMILY TRUST

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ TOM McNUTT
TOM McNUTT, as Trustee of the SYLVIA SIGNOR EDUCATION TRUST

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ BRIAN HUNTLEY PETTIT
BRIAN HUNTLEY PETTIT, as Trustee of the PETTIT 2012 CHILDREN’S TRUST

Signature Page to Second Amended and Restated Registration Rights Agreement

/s/ BRIAN HUNTLEY PETTIT
BRIAN HUNTLEY PETTIT, as Trustee of the PETTIT 2012 FAMILY TRUST

Signature Page to Second Amended and Restated Registration Rights Agreement

Highbridge Principal Strategies – Mezzanine Partners II Delaware Subsidiary, LLC

By:	Highbridge Principal Strategies Mezzanine Partners II GP, L.P.
Its:	Manager

By:	Highbridge Principal Strategies, LLC,
Its:	General Partner

By:	/s/ Faith Rosenfeld

Name:	Faith Rosenfeld
Title:	Chief Administrative Officer

Signature Page to Second Amended and Restated Registration Rights Agreement

Highbridge Principal Strategies – AP Mezzanine Partners II, L.P.

By:	Highbridge Principal Strategies Mezzanine Partners II GP, L.P.
Its:	General Partner

By:	Highbridge Principal Strategies, LLC,
Its:	General Partner

By:	/s/ Faith Rosenfeld

Name:	Faith Rosenfeld
Title:	Chief Administrative Officer

Signature Page to Second Amended and Restated Registration Rights Agreement

ENXP OFFSHORE, L.P.

By:	Highbridge Principal Strategies Mezzanine Partners II Offshore GP, L.P.
Its:	General Partner

By:	Highbridge Principal Strategies, LLC,
Its:	General Partner

By:	/s/ Faith Rosenfeld

Name:	Faith Rosenfeld
Title:	Chief Administrative Officer

Signature Page to Second Amended and Restated Registration Rights Agreement

ENXP INSTITUTIONAL, L.P.

By:	Highbridge Principal Strategies Mezzanine Partners II Offshore GP, L.P.
Its:	General Partner

By:	Highbridge Principal Strategies, LLC,
Its:	General Partner

By:	/s/ Faith Rosenfeld

Name:	Faith Rosenfeld
Title:	Chief Administrative Officer

Signature Page to Second Amended and Restated Registration Rights Agreement

Apollo Investment Corporation

By:	Apollo Investment Management, L.P.
Its:	Advisor

By:	ACC Management, LLC
Its:	General Partner

By:	/s/ Ted Goldthorpe

Name:	Ted Goldthorpe
Title:	President

Signature Page to Second Amended and Restated Registration Rights Agreement

Apollo Special Opportunities Managed Account, L.P.

By: Apollo SOMA Advisors, L.P., its General Partner

By: Apollo SOMA Capital Management, LLC, its General Partner

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President and Assistant Secretary

Signature Page to Second Amended and Restated Registration Rights Agreement

Apollo Centre Street Partnership, L.P.

By:	Apollo Centre Street Advisors (APO DC), L.P., its General Partner

By:	Apollo Centre Street Advisors (APO DC-GP), LLC, its General Partner

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President and Assistant Secretary

Signature Page to Second Amended and Restated Registration Rights Agreement

ANS U.S. Holdings Ltd.

By:	Apollo SK Strategic Advisors, LLC, its sole director

By:	/s/ Joseph D. Glatt

Name:	Joseph D. Glatt
Title:	Vice President and Assistant Secretary

Signature Page to Second Amended and Restated Registration Rights Agreement

Exhibit A

HOLDERS

		Securities Owned
Holder	Address	Shares of Common Stock	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Warrants to Purchase Series A Preferred Stock	Warrants to Purchase Series B Preferred Stock
H PETTIT HC, Inc.	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	3
Oso + Toro Multi Strategy Fund Series Interests of the SALI Multi-Series Fund II 3(c)(1), L.P.	6836 Austin Center Boulevard, Suite 320, Austin, Texas 78731	56,604
Oso + Toro Multi Strategy Fund (Tax Exempt) Segregated Portfolio of SALI Multi-Series Fund SPC, Ltd.	6836 Austin Center Boulevard, Suite 320, Austin, Texas 78731	37,736
Carl Lasner	1225 Red Hawk Road, Wimberley, TX 78676	943
Jason Roberts	3005 Amherst Avenue, Dallas, TX 75225	5,050
Zachary Burk Lowe	4154 Santa Barbara Drive, Dallas, TX 75214	2,358
Janice Boswell Wueste	2845 Manorwood Trail, Fort Worth, TX 76109	717
Laura Pettit	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	360
Matthew F. Ledbetter	5309 Judalon Lane, Houston, TX 77056	897
Amber Boswell	2721 Manorwood Trail, Fort Worth, TX 76109	8,804
Brian Nelson	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	50,000
David Patty	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	25,000
Robert Karpman	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	15,000
Tom McNutt	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	10,000

A-1

		Securities Owned
Holder	Address	Shares of Common Stock	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Warrants to Purchase Series A Preferred Stock	Warrants to Purchase Series B Preferred Stock
Scott Burk	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	2,500
Chad Galloway	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	5,000
Lawrence B. Van Ingen	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	2,500
Steve Wilson	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	2,500
Cody Smith	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	2,500
John Foster Pettit, Jr.	P. O. Box 1564 Uvalde, TX 78802 physical: 3102 Eisenhauer #A9 San Antonio, TX 78209	1,169
Elizabeth Pettit LaVaccare	5540 Millwick Dr. Alpharetta, GA 30005-2572	1,169
Pamela Noelle Pennington	1940 Hawthorne Loop Driftwood, Texas 78619	1,169
Sylvia Signor Family Trust	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	4,678
Sylvia Signor Education Trust	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	9,356
Pettit 2012 Children’s Trust	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	43,588
Pettit 2012 Family Trust	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	197,899
John Richards	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	12,821

A-2

		Securities Owned
Holder	Address	Shares of Common Stock	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Warrants to Purchase Series A Preferred Stock		Warrants to Purchase Series B Preferred Stock
Jim Howe	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	5,130
Chase Hanna	Two City Place, Suite 1700, 100 Throckmorton, Fort Worth, TX 76102	5,079
Highbridge Principal Strategies – Mezzanine Partners II Delaware Subsidiary, LLC	40 West 57th Street, 33rd Floor New York, NY 10019				39,018	[1]	35,630	[1]
Highbridge Principal Strategies – AP Mezzanine Partners II, L.P.	40 West 57th Street, 33rd Floor New York, NY 10019				4,549		4,118
ENXP Offshore, L.P.	40 West 57th Street, 33rd Floor New York, NY 10019				63,955		58,396
ENXP Institutional, L.P.	40 West 57th Street, 33rd Floor New York, NY 10019				6,864		6,268
Apollo Investment Corporation	c/o Apollo Management, L.P. 9 W 57TH Street New York, NY 10019 Attn: Joseph Glatt				60,778
Apollo Special Opportunities Managed Account, L.P.	c/o Apollo Management, L.P. 9 W 57TH Street New York, NY 10019 Attn: Joseph Glatt				35,251
Apollo Centre Street Partnership, L.P.	c/o Apollo Management, L.P. 9 W 57TH Street New York, NY 10019 Attn: Joseph Glatt				18,233
ANS U.S. Holdings Ltd.	c/o Apollo Management, L.P. 9 W 57TH Street New York, NY 10019 Attn: Joseph Glatt				7,293

[1]	These warrants issued to Highbridge Principal Strategies – Mezzanine Partners II Delaware Subsidiary, LLC on April 8, 2013 and March 27, 2014 have been pledged pursuant to that certain Credit Agreement, dated as of December 20, 2012 to which Highbridge Principal Strategies – Mezzanine Partners II Delaware Subsidiary, LLC is a party.

A-3